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                                                                    EXHIBIT 10.1


                NICHOLS 401(k) SAVINGS PLAN FOR HOURLY EMPLOYEES

                        AGREEMENT FOR ADOPTION AND MERGER
        OF THE TEMROC METALS, INC. BARGAINING UNIT EMPLOYEES 401(k) PLAN
            INTO THE NICHOLS 401(k) SAVINGS PLAN FOR HOURLY EMPLOYEES


                  THIS AGREEMENT by and between Quanex Corporation, a corporation ("Quanex") and Temroc Metals, Inc., a corporation ("Temroc"),

                              W I T N E S S E T H:

                  WHEREAS, Temroc maintains the Temroc Metals, Inc. Bargaining Unit Employees 401(k) Plan (the "Prior Plan") and its related trust (the "Prior Trust") for the benefit of its employees and their beneficiaries;

                  WHEREAS, Quanex maintains the Nichols 401(k) Savings Plan for Hourly Employees (the "Plan") and its related trust (the "Trust");

                  WHEREAS, the Plan provides that any business organization may, with the approval of Quanex, adopt the Plan and Trust for all or any classification of its employees;

                  WHEREAS, Temroc desires to merge the Prior Plan into the Plan, and to merge the Prior Trust into the Trust, with Fidelity Management Trust Company, as trustee of the Trust (the "Trustee"), all effective as of the close of business on July 1, 2001;

                  WHEREAS, Temroc, in connection with the mergers, desires to adopt the Plan and Trust, and Quanex desires to consent to the adoptions; and

                  WHEREAS, as a result of the mergers, Temroc shall become an adopting employer of the Plan and Trust;

                  NOW, THEREFORE, the parties hereto agree as follows:

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                      ADOPTION OF PLAN AND TRUST BY TEMROC

         (1) ADOPTION. Temroc hereby adopts the Plan and Trust, effective as of July 1, 2001, for all of its employees who are included in a unit of employees covered by a collective bargaining agreement and who otherwise qualify as members therein under the terms and provisions of the Plan and Trust, and hereby agrees to be bound by all the terms, provisions, limitations, and conditions of the Plan and Trust with respect to the employees eligible for membership in the Plan to the same extent as if it had executed identical plan and trust documents, except that, effective July 1, 2001, the Plan shall be amended as follows:

                  (a) RETIREMENT AGE. Section 1.35 shall be amended to add the following sentence immediately following the second sentence of such section: In the case of a Member or former Member who was a participant in the Temroc Metals, Inc. Bargaining Unit Employees 401(k) Plan (the "Temroc Plan"), "Retirement Age" means the time he attains age 65 if that definition is more favorable for him than the definition in the first sentence of this Section 1.35.

                  (b) ELIGIBILITY. Section 3.01 of the Plan shall be amended to add the following two sentences immediately following the last sentence of such section: Each Employee who is employed by Temroc Metals, Inc. ("Temroc") and was a participant in the Temroc Plan on June 30, 2001 shall be eligible to participate in the Plan on July 1, 2001. Each other Employee who is employed by Temroc and included in a unit of employees covered by the collective bargaining agreement between Temroc and the United Automobile Workers (UAW), Local 125 (the "UAW Collective Bargaining Agreement") shall be eligible to participate in the Plan for all purposes beginning on the Entry Date that occurs


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         with or next follows the date on which the Employee completes one quarter year of Active Service.

                  (c) GAINSHARING CONTRIBUTIONS. Section 4.02 of the Plan shall be amended to add the following two sentences immediately following the last sentence of such section: Temroc shall contribute to the Trust for each Plan Year a Supplemental Contribution for Members who are employed by Temroc in such amount as is required under the terms of the UAW Collective Bargaining Agreement. Each such Member's right to benefits derived from Supplemental Contributions made to the Plan on his behalf shall be nonforfeitable.

                  (d) IN-SERVICE AGE 59 1/2 WITHDRAWALS. Section 6.06 of the Plan shall be amended to add the following sentence immediately following the last sentence of such section: This Section 6.06 shall not apply to Members who are employed by Temroc.

                  (e) LOANS. Section 6.07 of the Plan shall be amended to add the following sentence immediately following the last sentence of such section: This Section 6.07 shall not apply to Members who are employed by Temroc.

         (2) CONSENT. Quanex hereby consents to and approves the adoption of the Plan by Temroc, effective as of July 1, 2001.

         (3) COMMINGLING OF FUNDS. Temroc further agrees that the Committee, in its sole discretion, may permit the funds contributed by it to be commingled for purposes of investment with other funds in the Trust or to be maintained separately.

         (4) AGREEMENT TO FURNISH INFORMATION. Temroc agrees to promptly furnish all information required by the Committee and the Trustee with reference to its employees who are eligible for the Plan, and to pay its contribution to the Plan the first Plan Year and all subsequent


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Plan Years in which it is an adopting employer of the Plan, in the amount and at the time required by the terms of the Plan.

                     MERGER OF THE PRIOR PLAN INTO THE PLAN

         (1) MERGER OF PLAN. Effective July 1, 2001, the Prior Plan is merged into the Plan.

         (2) ELIGIBILITY. No person who is not a participant in the Prior Plan on June 30, 2001, shall be eligible to become a participant in the Prior Plan.

         (3) CONTRIBUTIONS. No contributions shall be made under the Prior Plan with respect to any period after June 30, 2001.

         (4) QUALIFICATION A CONDITION PRECEDENT TO MERGER. The merger of the Prior Plan into the Plan is contingent upon and subject to the express condition precedent that the merger meets all statutory and regulatory requirements for qualification of the Plan and the Prior Plan and their related trusts have at all times in form and in operation maintained their qualified and exempt status. In the event that this condition precedent is not satisfied the merger shall fail retroactively for failure to meet the condition precedent and the portion of the Plan trust fund attributable to the Prior Plan assets shall be immediately returned to Temroc and the merger shall be void ab initio.

         (5) COMPLIANCE WITH SECTIONS 411(d)(6) AND 414(l) OF THE INTERNAL REVENUE CODE OF 1986. The merger of the Prior Plan into the Plan will comply with sections 411(d)(6) and 414(l) of the Internal Revenue Code of 1986, as amended (the "Code"). The distribution options available under the Prior Plan shall be preserved in the Plan in accordance with section 411(d)(6) of the Code. Each participant in the Prior Plan would (if the Prior Plan then terminated) receive


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a benefit immediately after the merger equal to or greater than the benefit he would have been entitled to receive immediately before the merger (if the Prior Plan had then terminated).

         (6) SINGLE PLAN. Upon the merger of the Prior Plan into the Plan, the Prior Plan and the Plan will be a single plan within the meaning of section 414(l) of the Code. All Prior Plan and Plan assets will be available to pay the benefits of all participants in the Prior Plan and Plan.


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                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on this 26 day of June, 2001.


                                       QUANEX CORPORATION


                                       By           /s/ Terry Murphy
                                         ---------------------------------------
                                       Title   Vice President - Finance & CFO
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                                       TEMROC METALS, INC.


                                       By           /s/ Terry Murphy
                                         ---------------------------------------
                                       Title           VP Finance
                                            ------------------------------------